Exhibit 10.3

Third Amendment to License Agreement

This Third Amendment to License Agreement (“Third Amendment”) is made as of September 21, 2021, by and between Gritstone bio, Inc. (f/k/a Gritstone Oncology, Inc.) (“Licensee”) and MIL 21E, LLC (“Licensor”).

WHEREAS, Licensor and Licensee are parties to a certain License Agreement dated September 6, 2018, as amended by that certain First Amendment to License Agreement dated July 11, 2019, as amended by that certain Second Amendment to License Agreement date May 20, 2020 (collectively, “License Agreement”);

WHEREAS, Licensee warrants and represents that, to the best of its knowledge, Licensor has fulfilled its obligations under the License Agreement and is not in default of any covenants or obligations contained in the License Agreement;

WHEREAS, Licensor and Licensee desire to amend the License Agreement in certain respects as set forth herein; and,

WHEREAS, all capitalized terms contained herein shall, unless otherwise defined in this Third Amendment, have the same meaning as set forth in the License Agreement.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that the License Agreement is hereby amended as follows:

1.
Term. Section 2(a) of the Licensed Agreement is hereby modified by adding the following new sentences to the end of the Section:

The Term of the Agreement shall be extended by five (5) months (“Third Extended Term”). The Third Extended Term shall commence on September 1, 2022 (“Third Extended Term Commencement Date”) and shall expire on January 31, 2023 (“Expiration Date”).

In consideration of the Third Extended Term Section 2(c) is hereby deleted in its entirety.

2.
License Fee. Section 3(a) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:

Effective the Third Extended Term Commencement Date, Licensee shall pay Licensor a monthly license fee of $375,926.70 (“Third Extended Term License Fee”), as shown on Schedule A attached hereto. Except as expressly stated otherwise herein, the Third Extended Term License Fee shall be subject to all the same terms and conditions as the License Fee.

3.
Initial Payment. Section 3(e) of the License Agreement is hereby modified by adding the following new paragraph to the end of the Section:

Licensee shall pay to Licensor, immediately upon executing this Third Amendment, an amount equal to the Extended Term License Fee for the last month of the Extended Term ($375,926.70) (“Last Month Fee”). As Licensee has already paid $296,145.26 toward the last month’s payment for the current term, the balance owed pursuant to this Third Amendment is $79,781.44. Licensee shall also pay, immediately upon executing this Third Amendment, a Security Deposit equal to the Last Month Fee. As Licensee has already paid $296,145.26 toward the Security Deposit, the balance owed pursuant to this Third Amendment is $79,781.44. As such, Licensee shall pay Licensor a total of $159,562.88 on or before the execution of this Third Amendment.

4.
Broker. Licensee warrants and represents that Licensee has dealt with no broker in connection with the consummation of this Third Amendment, and, in the event of any brokerage claims asserted against Licensor predicated upon prior dealings with Licensee in relation to this Third Amendment, Licensee agrees to defend the same and indemnify Licensor against any such claim.

5.
Ratification. Except as expressly amended hereby, all terms and conditions of the License Agreement shall remain unchanged and in full force and effect.

6.
Counterparts. This Third Amendment to License Agreement may be executed in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same document.

IN WITNESS WHEREOF, Licensor and Licensee have duly executed this Third Amendment as of the date first written above.

LICENSOR: MIL 21E, LLC /s/ Brian Taylor	LICENSEE: Gritstone bio, Inc. /s/ Andrew Allen
By: Brian Taylor Title: Head of Field Operations Sep 22, 2021	By: Andrew Allen Title: President & CEO

SCHEDULE A

Start	End	License Fee
06/01/21	08/31/21	$ 287,519.67
09/01/21	08/31/22	$ 296,145.26
09/01/22	01/31/23	$ 375,926.70